Exhibit L(4)








                         [PIPER RUDNICK LLP LETTERHEAD]






July 24, 2002



The Hyperion Strategic Mortgage Income Fund, Inc.
One Liberty Plaza
165 Broadway, 36th Floor
New York, New York 10006-1404

                The Hyperion Strategic Mortgage Income Fund, Inc.

Ladies and Gentlemen:

         We have acted as special Maryland counsel to The Hyperion Strategic Mortgage Income Fund, Inc., a Maryland corporation (the "Company"), in connection with the registration of an additional 1,150,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (of which 1,000,000 are Firm Shares and 150,000 are Additional Shares which may be issued from time to time pursuant to an underwriter's over-allotment option and are collectively referred to herein as the "Shares") pursuant to a registration statement (Registration No. 333-88788) on Form N-2 under Rule 462(b) of the Securities Act of 1933, as amended (the "Act") (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission").

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a) The Charter of the Company (the "Charter") certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT").

                  (b) The By-Laws of the Company in effect on the date hereof.

                  (c)  The Registration Statement.

                  (d) The minutes of proceedings of the Board of Directors of the Company or a committee thereof relating to the organization of the Company and the authorization and the issuance of the Shares.

                  (e) A short-form Good Standing Certificate for the Company, dated a recent date, issued by the MSDAT.

                  (f) An Officer's Certificate of the Company, dated the date hereof (the "Certificate"), as to certain factual matters.

                  (g) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to any facts material to this opinion, we have relied solely upon the Certificate. We have also assumed, without independent investigation, that the Shares will be issued in accordance with the terms of the Registration Statement, the Prospectus, and the resolutions authorizing their issuance.

         Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you as follows:

                  (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                  (2) The Firm Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

                  (3) The Additional Shares have been duly authorized and, when issued and sold in accordance with the terms of the Underwriting Agreement, the Registration Statement, the Prospectus, and the resolutions authorizing their issuance, will be validly issued, fully paid, and non-assessable.

         In addition to the qualifications set forth above, this opinion is subject to additional assumptions, qualifications and limitations as follows:

                  (a) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

                  (b) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

                  (c) We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

                  (d) We assume that the issuance of the Shares will not cause the Fund to issue shares of common Stock in excess of the number authorized by the Fund's Charter at the time of issuance of the Shares.

                  (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Validity of the Common Shares" in the Prospectus relating to the Shares. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.



                                Very truly yours,

                              /s/ PIPER RUDNICK LLP

                                PIPER RUDNICK LLP